Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent petroleum engineers, we hereby consent to the references to us and to our estimates of reserves of LRR Energy, L.P. contained in this Current Report on Form 8-K dated August 28, 2013.

NETHERLAND, SEWELL & ASSOCIATES, INC.

	By:	/s/ Danny D. Simmons
	Name:	Danny D. Simmons, P.E.
	Title:	President and Chief Operating Officer

Houston, Texas
August 28, 2013